SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2012

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

836 Fernbrook Court, Vacaville, CA	95687
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 649-8236

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 5, 2012, the board of directors appointed the following new officers and directors:

•	Phillip L. Allen – Director and President
•	Iain Stewart – Director and Vice President of Strategic Planning
•	Robert Carey – Director and Vice President of Marketing
•	Ron Ruby – Director

Following these appointments, the board accepted the resignation of Robert W. George II as President and Director, James Mclaughlin CFO, Director and Treasurer and David Skykally as Director and corporate Secretary. There were no known disagreements with any of our resigning officers or directors regarding our operations, policies, or practices.

Phillip Allen is our newly-appointed President and Director. He has over 25 years of varied experience structuring, staffing, managing and helping to fund start up and development stage companies. He has served as President, CEO and Chairman of fully reporting companies he has helped take public on the Over the Counter Bulletin Board. Since February of 2007, Mr. Allen has served as Founder and President of Strategic Development Partners, a boutique capital consulting firm targeting start-up and development stage companies seeking funding, strategic development planning and marketing assistance. Mr. Allen has, for over two decades, provided leadership to start-up companies as a senior management, founder or consultant. Mr. Allen was involved at the senior management or consulting levels of a number of hi-tech companies that he facilitated taking public through reverse mergers. Mr. Allen has personally facilitated the structuring and start-up planning and funding for numerous clients throughout the United States, as well as the Peoples Republic of China. Mr. Allen, through Strategic Development Partners, has been responsible for the capital structure, staffing, seed/first stage funding and strategic planning for two major networks in China, while providing strategic advice and counsel to its founding officers, directors, consultants and advisors to qualify them to trade on the OTC.BB.

Mr. Allen has a BS and a BA in business, education and philosophy from Central Michigan University (CMU), and MA in General Educational Administration from CMU in 1980 and has completed doctoral work in labor and industrial relations at Michigan State University.

Iain Stewart, PhD is our newly appointed Director and Vice President of Strategic Planning. A physicist and mathematician by training, Mr. Stewart brings 32 years of progressive technical and management experience to ensure the success of business clients worldwide. Since 2009, he has worked with Strategic Development Partners to mentor start-up companies in areas of technology and management. Prior to this, from 2006-2009, he was the Principal Technologist at Carrier Access (now Force 10) in developing cell site voice/data compression solutions for mobile carriers. From 2003-2006, Mr. Stewart provided direction, technical support and leadership for regional networks in China and India using a variety of transport solutions including fiber, power line and 4G wireless.

From 1998- 2003, as Director of Wireless at CH2M Hill, he led business case analysis and funding procurement with GE Capital, Bank of America, and Blackstone Associates for regional networks in the U.S., Europe and the Far East for delivery of services over fiber, hybrid fiber-coax and wireless. He then managed their deployment.

Prior to this, beginning in 1987, Mr. Stewart worked for US WEST, initially creating platforms to integrate traditional switching with voice units for a variety of solutions including information gateways, resort booking and E911. In 1991 he moved to the PCS group where he pioneered new data-communications technologies for interference-prone wireless communications. This culminated in helping legitimize CDMA IS.95 as the 2nd North American standard with the TR45.3 committee. As Senior Engineer at US WEST Wireless, he helped deploy its 14-state CDMA-based cellular network and led the development and deployment of all data-related services for messaging, Internet access and integrated wireless/landline voice mail.

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Early in his career, Mr. Stewart designed and coded mainframe operating system software and data communications protocols for a variety of projects, particularly in office automation with ICL in the UK, Philips in Holland and Bell Labs in the U.S. Mr. Stewart holds a B.Sc. in Physics and Applied Maths from St Andrews University, a Ph.D. in low-temperature semiconductor technology, an M.Ed. in Education and an M.S. in Systems Analysis and Design.

Robert Carey is our newly appointed Director and Vice President of Marketing. For the last decade, Mr. Carey has been a strategic consultant and principal partner for several start-up projects, with a heavy focus on environmentally friendly technologies and products. Over his career Mr. Carey has been responsible for raising several million dollars in investment capital. He has also helped pioneer several new technologies in heavy metal extraction and waste cleanup. With a thorough background in computer systems and software, Mr. Carey has been able to turn his knowledge to advantage in devising ways of automating existing manual processes.

Mr. Carey currently has a network of clients and former clients throughout the globe, maintaining an excellent record of integrity and follow-through. Through his research and investigative efforts, Mr. Carey has consistently provided key solutions which have helped many of his clients avoid costly missteps.

Early in his career, Mr. Carey gained valuable financial experience at a Wall Street brokerage house where he honed his skills in evaluating new opportunities in the high-tech arena. Mr. Carey attended NYU and community college for computer science and has had extensive formal and informal training on a variety of computer systems.

Ron Ruby is our newly appointed director. He has over 20 years of experience in the Heavy Equipment Industry. From humble beginnings in the parts warehouse, quickly moving up through Sales/Rental Management for the same dealership in Montana, to managing an excavation company in Wyoming, to starting his own heavy equipment sales and rental company, Equipment Trucks, Inc. (“ETI”) in 2002, he understands how to motivate staff at every level to maintain the highest levels of customer satisfaction. Currently, he services a number of mining clients both domestically and internationally. As a result, Mr. Ruby and his team have grown ETI from a small, local equipment dealer to a company that has repeat customers across the United States as well as in all corners of the world.

His knowledge and relationships in the heavy equipment industry, as well as his experience building and managing large construction and heavy equipment companies, will serve Goldspan well as it readies itself for actual production of gold and other precious minerals.

We currently have no specific compensation arrangements with our new officers and directors at this time.

None of our newly-appointed officers and directors have had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Phillip Allen

Phillip Allen
President

Date: December 17, 2012

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